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Exhibit 99

FOR IMMEDIATE RELEASE:

CONTACT: Glenn Schaeffer
(702) 632-6710

MANDALAY RESORT GROUP SELLS 9 3/8%
SENIOR SUBORDINATED NOTES

    LAS VEGAS, NEVADA—December 21, 2001—Mandalay Resort Group (NYSE:MBG) announced that it has closed the sale of $300 million principal amount of its 9 3/8% Senior Subordinated Notes due February 15, 2010. The proceeds from these notes will be used to reduce borrowings outstanding under the company's credit facilities.

    The notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

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Exhibit 99